                                                                      EXHIBIT 11

          SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                  NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002

2003

                                                       Income       Shares     Per Share
(in thousands, except per share amounts)             (Numerator) (Denominator)   Amount
--------------------------------------------------   ----------   ----------   ----------
Basic EPS:
Net income available to common stockholders          $   42,503       26,067         1.63
Effect of dilutive securities:
Restricted stock                                              -          878
8.75% convertible subordinated debentures                    55          177
Stock options                                                 -          313
Deferred shares                                               -          120
                                                     ----------   ----------   ----------
Diluted EPS:
Income available to common stockholders              $
  and assumed conversions                                42,558       27,555         1.54
                                                     ==========   ==========   ==========

2002

                                                     Income (Less)     Shares       Per Share
(in thousands, except per share amounts)              (Numerator)   (Denominator)     Amount
--------------------------------------------------    ----------     ----------     ----------
Basic EPS:
Net income from continuing operations                 $   29,779          25,173           1.18
Net (loss) from discontinued operations                     (122)         25,173              -
                                                      ----------                     ----------
Net income available to common stockholders           $   29,657          25,173           1.18
                                                      ==========      ==========     ==========
Effect of dilutive securities:
Restricted stock                                               -             798
8.75% convertible subordinated debentures                    125             422
Stock options                                                  -             385
Deferred shares                                                -              95
                                                      ----------      ----------     ----------
Diluted EPS:
Income from continuing operations                     $   29,904          26,873     $     1.11
Net (loss) from discontinued operations                     (122)         26,873              -
                                                      ----------                     ----------
Income available to common stockholders
  and assumed conversions                             $   29,782          26,873     $     1.11
                                                      ==========      ==========     ==========

                                                                      EXHIBIT 11

          SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                    QUARTER ENDED SEPTEMBER 30, 2003 AND 2002

2003

                                                        Income      Shares     Per Share
(in thousands, except per share amounts)             (Numerator) (Denominator)  Amount
--------------------------------------------------   ----------   ----------   ----------
Basic EPS:
Net income available to common stockholders          $   14,717       26,179         0.56
Effect of dilutive securities:
Restricted stock                                              -          893
8.75% convertible subordinated debentures                    18          171
Stock options                                                 -          360
Deferred shares                                               -          120
                                                     ----------   ----------   ----------
Diluted EPS:
Income available to common stockholders              $
  and assumed conversions                                14,735       27,723         0.53
                                                     ==========   ==========   ==========

2002

                                                        Income      Shares     Per Share
(in thousands, except per share amounts)             (Numerator) (Denominator)  Amount
--------------------------------------------------   ----------   ----------   ----------
Basic EPS:
Net income available to common stockholders          $   11,112       25,558   $     0.43
Effect of dilutive securities:
Restricted stock                                              -          790
8.75% convertible subordinated debentures                    20          218
Stock options                                                 -          310
Deferred shares                                               -          121
                                                     ----------   ----------   ----------
Diluted EPS:
Income available to common stockholders
  and assumed conversions                            $   11,132       26,997   $     0.41
                                                     ==========   ==========   ==========

                                       27